UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20, 2011

CK VINEYARDS, INC.

(Exact name of registrant as specified in its charter)

California	333-174666	80-414623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29345 Via Norte Temecula, California	92591-1834
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (760) 310-3356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Items 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On October 20, 2011, the Registrant accepted the resignation from James Quirk as a member of the Board of Director. At this time, no one has been chosen to fill the vacancy left by the resignation of Mr. Quirk. The Board of Directors now consists of Dennis Cullen and Robert Kipper, each of whom is not an independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CK Vineyards, Inc.

By: /s/ Robert Kipper

Date: March 5, 2012

Robert Kippper, Chief Executive Officer